Where Food Comes From, Inc. 8-K

Exhibit 99.1

Where Food Comes From, Inc. Reports 2019 Fourth Quarter and Full Year Financial Results

CASTLE ROCK, Colorado – March 5, 2019 – Where Food Comes From, Inc. (WFCF) (OTCQB: WFCF), the most trusted resource for independent, third-party verification of food production practices in North America, today announced its 2019 fourth quarter and full year financial results.

“Where Food Comes From team members executed at a very high level throughout 2019, and that enabled us to deliver double-digit growth in revenue, gross profit, net income, adjusted EBITDA and operating cash flow – all of which reached record highs in 2019,” said John Saunders, Chairman and CEO. “We closed the year with a strong balance sheet that included cash, cash equivalents and investments of $2.9 million, up 46% year over year, despite having paid $1.0 million in cash to purchase the remaining 40% interest in SureHarvest in the fourth quarter. Working capital at year-end was $3.1 million, up from $2.7 million year over year. We have no long-term debt.

“Where Food Comes From and its business units are the industry leaders in creating and implementing programs that provide transparency in the food supply chain,” Saunders added. “Our portfolio of verification solutions is by far the largest and most comprehensive in the world, supporting more than 15,000 customers and covering virtually all food commodities and 40-plus verification standards. We are continually adding new programs and services and recently launched our CARE suite of sustainability standards covering beef, poultry and dairy.”

Saunders added, “On March 4, 2020, we announced our entry into the seafood space with the acquisition of Postelsia Holdings, a Canada-based provider of environmental and social sustainability programs for the seafood industry. In addition to rounding out our solutions portfolio, Postelsia strengthens our leadership position in the protein space and extends our geographical reach into Asia. Going forward, we will continue to manage our business to emphasize innovation and diversity in our solutions portfolio, superior customer service, and value creation for our shareholders and other stakeholders.”

Fourth Quarter Results – 2019 vs. 2018

Revenue in the fourth quarter of 2019 increased 23% to $5.7 million from $4.6 million in the same quarter last year. Revenue mix included:

●	Verification and certification services, up 20% to $4.3 million from $3.5 million.

●	Product revenue, up 48% to $938,000 from $633,000.

●	Software license, maintenance, and support (including intercompany sales*), up 30% to $305,000 from $234,000. Software license, maintenance and support (excluding intercompany sales*) up 5% to $245,000 from $234,000.

●	Software-related consulting services (including intercompany sales*), up 31% to $287,000 from $220,000. Software-related consulting services (excluding intercompany sales*), up 21% to $266,000 from $220,000.

*(Under segment accounting rules, the Company must reflect the impact of intercompany sales in its software sales and consulting revenue segment. Intercompany sales include the provision by the Company’s SureHarvest subsidiary of software and services to Where Food Comes From, Inc. to support Company-wide technology initiatives not directly related to SureHarvest. For more information, refer to the Results of Operations section of the Company’s Form 10-K.)

Gross profit in the fourth quarter (excluding intercompany sales*) increased 55% year over year to $2.7 million from $1.8 million. Gross margin increased to 48.1% from 38.2% year over year due primarily to two anomalous factors: lower bonus accrual and the acceleration of GAP audits in the fourth quarter.

Selling, general and administrative expense increased 21% in the fourth quarter to $1.9 million from $1.6 million in the same quarter last year due to increased depreciation expense, as well as higher headcount, public company costs and professional fees.

Operating income increased 342% in the fourth quarter to $836,000 from $189,000 in the same quarter last year.

Net income attributable to Where Food Comes From, Inc. in the fourth quarter increased 178% to $586,000, or $0.02 per share, from net income of $211,000, or $0.01 per share, in the same quarter last year.

Adjusted EBITDA in the fourth quarter increased 151% to $1.3 million from $522,000 in the same quarter last year.

Full Year Results – 2019 vs. 2018

Total revenue for the year ended December 31, 2019, increased 17% to $20.8 million from $17.8 million in the prior year. Revenue mix included:

●	Verification and certification services, up 13% to $15.6 million from $13.7 million.

●	Product revenue, up 46% to $3.3 million from $2.3 million.

●	Software license, maintenance, and support (including intercompany sales*), up 28% to $1.3 million from $993,000. Software license, maintenance and support revenue (excluding intercompany sales*) was $1.1 million, up 7% from $993,000.

●	Software-related consulting services (including intercompany sales*), up 18% to $948,000 from $800,000. Software-related consulting services (excluding intercompany sales*), up 5% to $843,000 from $800,000.

Gross profit for the full year (excluding intercompany sales*) increased 17% to $9.1 million from $7.7 million. Gross margin increased slightly to 43.7% from 43.5%. Gross margins benefitted from increased efficiencies and streamlining of costs of salaries, benefits, insurance and taxes related to two 2018 acquisitions, partially offset by lower product margins due to competitive pricing programs for volume ear tag customers.

Selling, general and administrative expense increased 10% year over year to $7.5 million from $6.9 million due to higher headcount and staff training programs, increased public company compliance costs and professional fees related to implementing new accounting standards, higher depreciation and amortization, and increased fixed costs related to two acquisitions in 2018.

Operating income increased 78% year over year to $1.6 million from $875,000.

Net income attributable to Where Food Comes From, Inc. increased 68% year over year to $1.3 million, or $0.05 per share, from $801,000, or $0.03 per share, in the prior year.

Adjusted EBITDA increased 40% year over year to $3.3 million from $2.3 million.

The Company generated $2.9 million in net cash from operations in 2019, up 149% from $1.2 million in the prior year.

The cash, cash equivalents, and short- and long-term investments balance at December 31, 2019, increased 46% to $2.9 million from $2.0 million at 2018 year-end. The Company had $3.1 million in working capital at December 31, 2019, up from $2.7 million at 2018 year-end.

The Company will conduct a conference call today at 10:00 a.m. Mountain Time.

Call-in numbers for the conference call:

Domestic Toll Free: 1-877-407-8289

International: 1-201-689-8341

Conference Code: 13699267

Phone replay:

A telephone replay of the conference call will be available through March 19, 2020, as follows:

Domestic Toll Free: 1-877-660-6853

International: 1-201-612-7415

Conference Code: 13699267

About Where Food Comes From, Inc.

Where Food Comes From, Inc. is America’s trusted resource for third party verification of food production practices. Through proprietary technology and patented business processes, the Company supports more than 15,000 farmers, ranchers, vineyards, wineries, processors, retailers, distributors, trade associations, consumer brands and restaurants with a wide variety of value-added services. Through its IMI Global, International Certification Services, Validus Verification Services, SureHarvest, A Bee Organic and Sterling Solutions units, Where Food Comes From solutions are used to verify food claims, optimize production practices and enable food supply chains with analytics and data driven insights. In addition, the Company’s Where Food Comes From® retail and restaurant labeling program uses web-based customer education tools to connect consumers to the sources of the food they purchase, increasing meaningful consumer engagement for our clients.

*Note on non-GAAP Financial Measures

This press release and the accompanying tables include a discussion of EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with generally accepted accounting principles (“GAAP”). The term “EBITDA” refers to a financial measure that we define as earnings (net income or loss) plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation and, when appropriate, other items that management does not utilize in assessing WFCF’s operating performance (as further described in the attached financial schedules). None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure. We have reconciled Adjusted EBITDA to GAAP net income in the Consolidated Statements of Income table at the end of this release. We intend to continue to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

CAUTIONARY STATEMENT

This news release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, based on current expectations, estimates and projections that are subject to risk. Forward-looking statements are inherently uncertain, and actual events could differ materially from the Company’s predictions. Important factors that could cause actual events to vary from predictions include those discussed in our SEC filings. Specifically, statements in this news release about industry leadership and demand for, and impact and efficacy of, the Company’s products and services on the marketplace; ability to continue posting positive financial results; expectations to extend the Company’s track record of profitable growth; and ability to continue introducing and advancing verification standards are forward-looking statements that are subject to a variety of factors, including availability of capital, personnel and other resources; competition; governmental regulation of the agricultural industry; the market for beef and other commodities; and other factors. Financial results for the fourth quarter and full year are not necessarily indicative of future results. Readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update its forward-looking statements to reflect new information or developments. For a more extensive discussion of the Company’s business, please refer to the Company’s SEC filings at www.sec.gov.

Company Contacts:

John Saunders
Chief Executive Officer
303-895-3002

Jay Pfeiffer
Pfeiffer High Investor Relations, Inc.
303-880-9000

Where Food Comes From, Inc.
Statements of Income

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
	(Unaudited)	(Unaudited)
Revenues:
Verification and certification service revenue	$4,250,093	$3,532,364	$15,564,411	$13,743,311
Product sales	938,136	633,262	3,300,799	2,266,771
Software license, maintenance and support services revenue	244,764	233,860	1,066,543	993,161
Software-related consulting service revenue	266,142	219,585	842,663	800,316
Total revenues	5,699,135	4,619,071	20,774,416	17,803,559
Costs of revenues:
Costs of verification and certification services	2,111,745	2,165,320	8,444,309	7,564,946
Costs of products	610,727	403,554	2,148,564	1,438,648
Costs of software license, maintenance and support services	146,183	154,859	615,248	644,746
Costs of software-related consulting services	92,220	131,158	486,880	411,468
Total costs of revenues	2,960,875	2,854,891	11,695,001	10,059,808
Gross profit	2,738,260	1,764,180	9,079,415	7,743,751
Selling, general and administrative expenses	1,902,485	1,575,237	7,527,044	6,869,198
Income from operations	835,775	188,943	1,552,371	874,553
Other expense (income):
Dividend income from Progressive Beef	(30,000)	—	(120,000)	(100,000)
Other income, net	(1,015)	(2,714)	(9,330)	(14,270)
Gain on sale of assets	(8,326)	—	(9,326)	—
Impairment of goodwill	198,000	—	198,000	—
Interest expense	1,289	1,082	10,057	4,837
Income before income taxes	675,827	190,575	1,482,970	983,986
Income tax expense	229,910	52,008	460,000	309,008
Net income	445,917	138,567	1,022,970	674,978
Net loss attributable to non-controlling interest	140,366	72,497	322,195	125,758
Net income attributable to Where Food Comes From, Inc.	$586,283	$211,064	$1,345,165	$800,736

Per share - net income attributable to Where Food Comes From, Inc.:
Basic	$0.02	$0.01	$0.05	$0.03
Diluted	$0.02	$0.01	$0.05	$0.03

Weighted average number of common shares outstanding:
Basic	24,764,621	25,032,068	24,850,409	24,825,933
Diluted	24,923,788	25,149,970	25,027,247	24,989,457

Where Food Comes From, Inc.
Calculation of Adjusted EBITDA*
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Net income attributable to Where Food Comes From, Inc.	$586,283	$211,064	$1,345,165	$800,736
Adjustments to EBITDA:
Interest expense	1,289	1,082	10,057	4,837
Income tax expense	229,910	52,008	460,000	309,008
Depreciation and amortization	257,188	199,638	1,096,460	942,418
EBITDA*	1,074,670	463,792	2,911,682	2,056,999
Adjustments:
Impairment of goodwill	198,000	—	198,000	—
Stock-based compensation	36,672	35,889	162,405	161,128
Cost of acquisitions	—	22,330	—	119,397
ADJUSTED EBITDA*	$1,309,342	$522,011	$3,272,087	$2,337,524

*Use of Non-GAAP Financial Measures: Non-GAAP results are presented only as a supplement to the financial statements and for use within management’s discussion and analysis based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of the Company’s financial performance, but non-GAAP measures should not be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided herein.

All of the items included in the reconciliation from net income to EBITDA and from EBITDA to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles, stock-based compensation, etc.) or (ii) items that management does not consider to be useful in assessing the Company’s ongoing operating performance (e.g., M&A costs, income taxes, gain on sale of investments, loss on disposal of assets, etc.). In the case of the non-cash items, management believes that investors can better assess the Company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect the Company’s ability to generate free cash flow or invest in its business.

We use, and we believe investors benefit from the presentation of, EBITDA and Adjusted EBITDA in evaluating our operating performance because it provides us and our investors with an additional tool to compare our operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect our core operations. We believe that EBITDA is useful to investors and other external users of our financial statements in evaluating our operating performance because EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, and depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Because not all companies use identical calculations, the Company’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the Company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures.

Where Food Comes From, Inc.
Balance Sheets

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$2,637,665	$1,482,391
Accounts receivable, net of allowance	2,515,244	2,205,162
Short-term investments in certificates of deposit	258,097	245,597
Prepaid expenses and other current assets	450,346	439,424
Total current assets	5,861,352	4,372,574
Property and equipment, net	1,545,294	1,675,472
Right-of-use assets	3,268,343	—
Long-term investments in certificates of deposit	—	252,999
Investment in Progressive Beef	991,115	991,115
Intangible and other assets, net	3,247,695	3,852,121
Goodwill	2,945,734	3,143,734
Deferred tax assets, net	377,928	175,923
Total assets	$18,237,461	$14,463,938

Liabilities and Equity
Current liabilities:
Accounts payable	$1,022,835	$533,925
Accrued expenses and other current liabilities	673,768	492,601
Deferred revenue	797,033	654,872
Current portion of notes payable	—	10,173
Current portion of finance lease obligations	8,317	11,309
Current portion of operating lease obligations	239,519	—
Total current liabilities	2,741,472	1,702,880
Notes payable, net of current portion	—	32,220
Finance lease obligations, net of current portion	21,405	32,747
Operating lease obligation, net of current portion	3,525,462	—
Deferred rent liability	—	119,187
Lease incentive obligation	—	362,088
Total liabilities	6,288,339	2,249,122

Commitments and contingencies

Contingently redeemable non-controlling interest	—	1,449,007

Equity:
Common stock	25,802	25,473
Additional paid-in-capital	11,424,512	11,031,264
Treasury stock	(1,664,490)	(1,109,061)
Retained earnings	2,163,298	818,133
Total equity	11,949,122	10,765,809
Total liabilities and stockholders’ equity	$18,237,461	$14,463,938